Exhibit 3.408

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail Form to one of the Following: PO Box 1390 ¡ Yes Columbus, OH 43216 *** Requires an additional fee of $100 *** PO Box 670 ¡ No Columbus, OH 43216
ORGANIZATION / REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00
THE UNDERSIGNED DESIRING TO FILE A:
(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Organization for Domestic Limited Liability Company	(2) ☐ Application for Registration of Foreign Limited Liability Company
(115-LCA)	(106-LFA)
ORC 1705	ORC 1705

(Date of Formation)	(State)
Complete the general information in this section for the box checked above.
Name County Land Development Sanitary Landfill, LLC
☐ Check here if additional provisions are attached

* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.
Complete the information in this section if box (1) is checked.

Effective Date (Optional) (mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

This limited liability company shall exist for

(Optional)	(Period of existence)

Purpose

(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)
Last Revised: May 2002

Complete the information in this section if box (1) is checked Cont.
ORIGINAL APPOINTMENT OF AGENT
The undersigned authorized member, manager or representative of
          County Land Development Sanitary Landfill, LLC

(name of limited liability company)
hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

C T Corporation System

(Name of Agent)

1300 East 9th Street

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114

(City)	(State)	(Zip Code)

Must be authenticated by an	/s/ Jo Lynn White	December 15, 2004
authorized representative	Authorized Representative Jo Lynn White	Date

	Authorized Representative	Date
ACCEPTANCE OF APPOINTMENT
The undersigned, named herein as the statutory agent for

(name of limited liability company)
hereby acknowledges and accepts the appointment of agent for said limited liability Company.

C T Corporation System
By:

(Agent’s signature)
PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT
Last Revised: May 2002

Complete the information in this section if box (2) is checked.
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is
Jo Lynn White

(Name)
15880 N Greenway-Hayden Loop, Suite 100

(Street)                                                        NOTE: P.O. Box Addresses are NOT acceptable.

Scottsdale	Arizona	85260

(City)	(State)	(Zip Code)
The name under which the foreign limited liability company desires to transact business in Ohio is
County Land Development Sanitary Landfill, LLC

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is
C T Corporation System

(Name)
1300 East 9th Street

(Street)                                                        NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114

(City)	(State)	(Zip Code)
The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:
a.	the agent cannot be found, or

b.	the limited liability company fails to designate another agent when required to do so, or

c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)	/s/ Jo Lynn White	December 15, 2004
by an authorized representative	Authorized Representative	Date
(See Instructions)

Jo Lynn White

Print Name

	Authorized Representative	Date

Print Name
Last Revised: May 2002

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail Form to one of the Following: PO Box 1390 ¡ Yes Columbus, OH 43216 *** Requires an additional fee of $100 *** PO Box 1028 ¡ NO Columbus, OH 43216
Limited Liability Company Certificate of
Amendment / Restatement / Correction
(Domestic or Foreign)
Filing Fee $50.00
(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company	(2) Foreign Limited Liability Company
☑ Amendment (129-LAM)	☐ Correction (135-LFC)
☐ Restatement (142-LRA)

12/16/2004	(Home State)	(Qualifying in Ohio on MM/DD/YY)

(Date of Organization)

The undersigned authorized	County Land Development Sanii	1506570

representative of	(Name)	(Registration Number)
The above stated Limited Liability Company does hereby certify that the undersigned is duly authorized to execute this certificate, and hereby certifies that the above named Limited Liability Company ☑ Amend ☐ Restate ☐ Correct the following:
Complete the information in this section if box (1) Restatement is checked, all sections below must be completed. If box (1) Amendment or box (2) Correction is checked only complete sections that applies.
FIRST: The name of said limited liability company shall be:
County Land Development Landfill, LLC

(the name must include the words “limited liability company”, “limited”, “Ltd.”, “Ltd”, “LLC”, or “L.L.C.”)
SECOND: (OPTIONAL) This limited liability company shall exist for a period of
THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL):

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(state)	(zip code)
☐	Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.
FOURTH: Purpose (OPTIONAL)

Last Revised: May 2002

Complete the information in this section if box (2) is checked and the Limited Liability Company wants to appoint a statutory agent
The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is:
(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Ohio

(City, village or township)	(State)	(Zip Code)
The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:
A.	the agent cannot be found or,

B.	the limited liability company fails to designate another agent when required to do so, or,

C.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)	/s/ Jo Lynn White	December 13, 2005
by an authorized representative	Authorized Representative	Date
(See Instructions)	Jo Lynn White

	Authorized Representative	Date

	Authorized Representative	Date
Last Revised: May 2002